SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

[X]   Filed by the Registrant
[ ]   Filed by a Party other than the Registrant

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Under Rule 14a-12

                                  MIKASA, INC.
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                (Name of Registrant as Specified In its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.
(1)   Title of each class of securities to which transaction applies:
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(2)   Aggregate number of securities to which transaction applies:
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)   Proposed maximum aggregate value of transaction:
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(5)   Total fee paid:
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[X]   Fee paid previously with preliminary materials:
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[ ]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(1)   Amount Previously Paid: $49,022
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(2)   Form, Schedule or Registration Statement No.: Schedule 14A
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(3)   Filing Party: Mikasa, Inc.
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(4)   Date Filed: October 5, 2000
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                                                For:     MIKASA, INC.

                                                Contact: Brenda W. Flores
                                                         Chief Financial Officer
                                                         (201) 867-9210
For Immediate Release
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                                                         Jeffrey Zack
                                                         Laila Danesh
                                                         Media: Stacy Roth
                                                         Morgen-Walke Associates
                                                         (212) 850-5600

Mikasa, Inc. Sets January 11, 2001 As Date For Special Shareholder Meeting To Approve Merger

Secaucus, NJ, December 11, 2000. Mikasa, Inc. (NYSE: MKS) said today that it has scheduled a special shareholder meeting for January 11, 2001 to consider its proposed merger with a subsidiary of J.G. Durand Industries, S.A.

The meeting will be held at the Holiday Inn in Hasbrouck Heights, New Jersey, starting at 9 a.m. EST. The record date for determining shareholders entitled to vote on the merger is December 11, 2000. Proxy materials will be mailed to shareholders on or about December 12.

Completion of the transaction is subject to customary closing conditions, including stockholder approval. Senior members of Mikasa management, owning in the aggregate approximately 54.9% of the outstanding shares of Mikasa, have committed, except in certain circumstances, to vote their shares in favor of the transaction and against any alternative transaction. Mikasa currently anticipates completion of the transaction in the first quarter of 2001. Mikasa has filed a proxy statement and other relevant documents concerning the proposed transaction with the SEC.

Mikasa, Inc. is a leading designer, developer and marketer of quality tabletop products. The Company markets its products to retail accounts, including department stores, specialty retail stores and mass merchants, and through Company operated retail stores.

Mikasa stockholders are advised to read the proxy statement regarding the merger because it contains important information. Mikasa stockholders can obtain a free copy of the proxy statement and other related documents filed by Mikasa at the SEC's website www.sec.gov. The proxy statement and the related documents may also be obtained from Mikasa, Inc., One Mikasa Drive, Secaucus, NJ 07096 attention: Investor Relations. Mikasa, its directors and executive officers and certain other persons may be deemed to be "participants" in the solicitation of proxies in connection with the proposed transaction. Information regarding the participants is also available on a Schedule 14A filed by Mikasa with the Securities and Exchange Commission.

The matters described herein may contain forward-looking statements. Forward-looking statements involve a number of risks, uncertainties and other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. Those factors include risks and uncertainties relating to the Company's ability to open new stores within planned parameters, the success of new products introductions and the continued success of existing products, our ability to enhance margins through future gains in efficiency, the ability to establish a successful e-commerce function, the capabilities of our distribution system to handle increased volume, the consummation of the proposed merger with J.G. Durand Industries, S.A. and the general business risks associated with a consumer products company. These and other factors are detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission.